Exhibit 10.63

SECOND AMENDMENT TO THE

LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF

COCA-COLA BOTTLERS’ SALES & SERVICES COMPANY LLC

THIS SECOND AMENDMENT (this “Second Amendment”) TO THE LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF COCA-COLA BOTTLERS’ SALES & SERVICES COMPANY LLC, a Delaware limited liability company (the “Company”), is entered into by and among the Members of the Company that are signatories hereto. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Operating Agreement (as defined below).

WHEREAS, certain Coca-Cola Bottlers doing business in the United States are the Members of the Company as of the date hereof pursuant to the terms of the Limited Liability Company Operating Agreement, dated effective as of January 1, 2003 (the “Operating Agreement”), as amended by that certain First Amendment to the Operating Agreement as adopted and ratified by the Members in 2007 (the “First Amendment”);

WHEREAS, the Operating Agreement and the First Amendment contain certain terms and conditions with respect to certain matters involving The Coca-Cola Company (“TCCC”);

WHEREAS, on February 25, 2010, Coca-Cola Enterprises Inc., a Delaware corporation (“CCE”), TCCC and certain other parties entered into a Business Separation and Merger Agreement (as the same may be amended, restated, modified and/or supplemented from time to time, the “TCCC/CCE Merger Agreement”) pursuant to which, among other things, CCE will become a wholly owned subsidiary of TCCC and may be renamed Coca-Cola Refreshments (“CCR”); for the remainder of this agreement, CCE will be referred to as of the time of closing and thereafter as “CCE/CCR”; and

WHEREAS, the Members now desire to amend the Operating Agreement and the First Amendment in order to address certain effects that otherwise would result in connection with the transactions contemplated by the TCCC/CCE Merger Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements set forth herein, and for other consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Members, in accordance with Section 16.10 of the Operating Agreement, intending to be legally bound, hereby amend the Operating Agreement and the First Amendment as follows:

1. CCNA Director. In accordance with the First Amendment, the CCNA Director (as defined in the First Amendment) shall be disqualified, and TCCC’s right to appoint the CCNA Director as provided in the First Amendment shall expire, upon the the consummation of the transactions contemplated by the TCCC/CCE Merger Agreement, and, upon such consummation, the First Amendment shall have no further force or effect. Notwithstanding the foregoing, upon the the consummation of the transactions contemplated by the TCCC/CCE Merger Agreement, TCCC, acting by and through its Coca-Cola North America (“CCNA”) division, shall have the right to designate one (1) natural person who shall be a member of senior management of CCNA to serve as a non-voting Director of the Company (the “CCNA Non-Voting Director”). The CCNA Non-Voting Director shall have the same rights and privileges of each other Director (including the right to attend meetings and receive notices thereof), except that (a) the CCNA Non-Voting Director shall not have the right to cast a vote or consent with respect to the Company and (b) the CCNA Non-Voting Director shall not be considered a Director for purposes of determining whether a quorum is present and/or whether a required vote is obtained.

2. Effect of TCCC/CCE Merger Agreement. Notwithstanding anything to the contrary contained in the Operating Agreement, (a) CCE/CCR shall not be disqualified as a Member as a result of the transactions contemplated by the TCCC/CCE Merger Agreement, (b) CCE/CCR shall not be deemed to be an “Affiliate” of TCCC for purposes of the Operating Agreement as a result of, or following the consummation of, the transactions contemplated by the TCCC/CCE Merger Agreement, and (c) TCCC shall not be deemed to be an “Affiliate” of CCE/CCR for purposes of the Operating Agreement as a result of, or following the consummation of, the transactions contemplated by the TCCC/CCE Merger Agreement. Without in any way limiting the foregoing:

(i)	CCE/CCR shall not be obligated to sell and the Company shall not be obligated to purchase the Units of CCE/CCR as a result of the transactions contemplated by the TCCC/CCE Merger Agreement;

(ii)

Following the consummation of the transactions contemplated by the TCCC/CCE Merger Agreement, CCE/CCR shall continue to be a Member, subject to the applicable terms and conditions of the Operating Agreement; and

(iii)

Following the consummation of the transactions contemplated by the TCCC/CCE Merger Agreement, CCE/CCR shall continue to have the right to elect up to eight National Bottler Directors with the authority, in the aggregate, to cast eight votes, subject to the applicable terms and conditions of the Operating Agreement.

3. Dissolution Right. Following the consummation of the transactions contemplated by the TCCC/CCE Merger Agreement, the Company may be dissolved and its affairs wound up upon the affirmative vote a majority of the Regional Bottler Directors and the Mainstream Bottler Directors pursuant to Section 15.2(iii) of the Operating Agreement.

4. Certain Conflicting Interest Transactions. Notwithstanding anything to the contrary contained in the Operating Agreement, and in lieu of any other consent or approval that may be required by the terms of the Operating Agreement, following the consummation of the transactions contemplated by the TCCC/CCE Merger Agreement, the Company shall not take any of the following actions unless authorized to do so by a majority of the Regional Bottler Directors and the Mainstream Bottler Directors (even though such majority is less than a quorum):

(a)

the entering into of any material contract of any nature with TCCC, CCE/CCR, and/or any of their respective Affiliates, and, in each case, any material amendment, early termination or renewal thereof; or

(b)

any determination required to be made by or on behalf of the Company pursuant to Section 5 of the TCCC PAA (as defined in the First Amendment) and/or Section 4 of that certain Procurement Agency Agreement by and between the Company and CCE, dated effective as of April 2, 2003.

5. Effectiveness. In accordance with Section 16.10 of the Operating Agreement, subject to Section 6 below, this Second Amendment shall become effective upon the execution and delivery to the Company of written counterparts to this Second Amendment from Members holding not less than 95% of the outstanding Units of all the Members, which must include Mainstream Bottlers representing a majority of the number of all Mainstream Bottlers (without regard to the number of Units held by such Members).

6. Termination. If the TCCC/CCE Merger Agreement is terminated in accordance with its terms, this Second Amendment shall be void ab initio.

7. Conflicting Terms; Limitation of Amendment. In the event of any conflict or inconsistency between the terms of this Second Amendment, on the one hand, and the Operating Agreement and/or the First Amendment, on the other hand, the terms of this Second Amendment shall control. Except as otherwise expressly set forth herein, all terms and conditions set forth in the Operating Agreement shall remain in full force and effect pursuant to their terms.

8. Counterparts. This Second Amendment may be executed in any number of counterparts, and by facsimile or portable document format (pdf) transmission, with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

9. Entire Agreement. This Second Amendment represents the entire agreement and understanding among the parties hereto regarding the subjects hereof. Any prior or contemporaneous written or oral communications between or among the parties hereto are superseded hereby. Each party hereto specifically represents and warrants that this Second Amendment is executed without reliance on any statement or representation of fact or opinion by any party hereto, the Company or any representative thereof, except as otherwise expressly set forth herein.

10. Governing Law. This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to principles of conflicts of law.

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IN WITNESS WHEREOF, the Member set forth below has executed this Second Amendment as of the date set forth below.

Agreed to and adopted this 24th day of June, 2010

Legal Name of Member: Coca‑Cola Bottling Co. Consolidated

By:	/s/ Steven D. Westphal

Name:	Stephen D. Westphal

Title:	Vice President

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